UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2009

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC	Registrant’s telephone number,	27513
(Address of principal	including area code:	(Zip Code)
executive offices)	(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 13, 2009, R.H. Donnelley Corporation (the “Company”) announced the appointment of Sylvester J. Johnson as Vice President, Corporate Controller and Chief Accounting Officer of the Company, effective immediately. Johnson replaces Robert J. Bush who was serving as Interim Controller through April 10, 2009. A copy of the press release issued in connection with the appointment is attached as Exhibit 99.1 to this Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 14, 2009, the Board of Directors of the Company approved an amendment to Article I, Section 2 of the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”), which provides that special meetings of the stockholders may be held only upon the call of the Board, the Chairman of the Board or the President of the Company.
The text of Article I, Section 2 of the Bylaws, as amended, is attached as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.2	Text of Article I, Section 2 of the Fourth Amended and Restated Bylaws of R.H. Donnelley Corporation, as amended on April 14, 2009

99.1	Press release of the Company dated April 13, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

By:	/s/ Mark W. Hianik

Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel and Corporate Secretary
Date: April 15, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.2	Text of Article I, Section 2 of the Fourth Amended and Restated Bylaws of R.H. Donnelley Corporation, as amended on April 14, 2009

99.1	Press release of the Company dated April 13, 2009